Exhibit 10.68

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of the 26th day of October, 2009, by and between ADA-ES, Inc., a Colorado corporation (“Pledgor” or “ADA”) and NexGen Refined Coal Holdings, LLC, a Wyoming limited liability company (“Pledgee” or “NexGen”). ADA and NexGen are sometimes referred to herein individually as a “party” and collectively as the “parties.”

RECITALS

A. Reference is made to that certain promissory note, dated as of the date hereof (the “Note”), given by the Company to NexGen which evidences a loan made by NexGen to the Company in the principal amount of $820,000 (the “Loan”).

B. NexGen, ADA and the Company are parties to that certain Loan Commitment Agreement, dated as of October 26, 2009, pursuant to which NexGen made the Loan to the Company and pursuant to which NexGen may, from time to time, make one or more additional loans to the Company (each, an “Additional Loan” and collectively, the “Additional Loans”) pursuant to one or more promissory notes or an amendment and restatement of the Note (an “Additional Loan Note”).

C. As a condition to making the Loan and any Additional Loan and as security for the Secured Obligations hereunder, Pledgor (i) has agreed to reserve for issuance and, upon the occurrence of an Event Of Default, issue to Pledgee certain Pledged Shares, and (ii) hereby agrees to pledge all of Pledgor’s right, title and interest in and to the Pledged Units, all in accordance with the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Note. The following terms shall have the following meanings:

“ADA Stock” shall mean the common stock of ADA, no par value per share, the issued and outstanding shares of which, as of the date hereof, are listed for trading on the NASDAQ National Market.

“Company” shall mean Clean Coal Solutions, LLC, a Colorado limited liability company (formerly known as “ADA-NexCoal, LLC”) or any successor thereto.

“Coverage Ratio” shall mean, as of any date of calculation, that number of Pledged Shares (not to exceed the Total Shares) equal to the quotient of fifty percent (50%) of the Indebtedness divided by the Deemed Value of one (1) share of ADA Stock.

“Deemed Value” shall mean, with respect to one (1) share of ADA Stock, 70% of the average of the closing price of one (1) such share of ADA Stock on the NASDAQ National Market over the thirty (30) day period ending three (3) days prior to the date of calculation.

“Indebtedness” shall mean, at any given time, the total amount owed by the Company to NexGen under the Loan and any Additional Loan, inclusive of principal, accrued interest, fees, reimbursable expenses and indemnities.

“Lien” shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest, option, right of first refusal, right of co-sale, or other similar right, or other transfer restriction or encumbrance of any nature, duration or kind (including preferential purchase rights, conditional sales agreements or other title retention agreements, and the filing of or agreement to give any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing), other than (i) the security interest created hereunder in favor of the Pledgee, (ii) as otherwise provided by the terms of the Operating Agreement, or (iii) under applicable state or federal securities laws or regulations.

“Operating Agreement” shall mean that certain Amended and Restated Operating Agreement of the Company, dated as of November 3, 2006, as the same may be further amended, restated or supplemented from time to time.

“Person” shall mean any natural person, corporation, partnership, limited liability company, trust, joint venture, association, estate, unincorporated organization or any court, agency, department, commission, board, bureau or instrumentality of the United States or any state or other political subdivision thereof.

“Pledged Shares” shall mean, upon issuance by ADA pursuant to the terms and conditions contained herein and in the other Loan Documents, a number of shares of ADA Stock (up to but not to exceed the Total Shares), and all rights, privileges and obligations pertaining thereto, including all cash, securities, rights, dividends, distributions or other consideration paid or payable on or in respect of such securities.

“Pledged Units” shall mean all of Pledgor’s right, title and interest in the Units now owned or hereafter acquired by Pledgor, including any other security, as an addition to, substitution for, or in exchange for any Units.

“Proceeds” shall mean “proceeds,” as such term is defined in section 9-306(1) of the UCC and, in any event, shall include, without limitation, (i) all distributions in cash or in kind made from time to time in respect of the Pledged Units or the Pledged Shares, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Pledged Units or the Pledged Shares, and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Pledged Units or Pledged Shares. In addition, the term “Proceeds” shall include, without limitation, all accounts, chattel paper, deposit accounts, instruments, intellectual property, equipment, inventory, consumer goods, farm products, documents, general intangibles and other proceeds which arise from the sale, lease, transfer, or other use or disposition of any kind of Pledged Units or the Pledged Shares and all proceeds of any type (all of the foregoing shall have the meaning given them in the UCC except as otherwise defined herein).

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, by and between ADA and NexGen, in substantially the form attached hereto as Exhibit A.

“Secured Obligations” shall mean (i) the timely fulfillment and performance of each and every covenant and obligation of Pledgor under this Agreement and the other Loan Documents to which Pledgor is a party from time to time, including, without limitation, the obligations of Pledgor to issue the Pledged Shares pursuant to the terms hereof and to otherwise cause such Pledged Shares to be registered in accordance with the terms of the Registration Rights Agreement, and (ii) the payment of fifty percent (50%) of (A) all amounts which are due or may become due to NexGen from the Company under the Note or any Additional Loan Note (including, but not limited to, the repayment of fifty percent (50%) of any and all principal and accrued interest under the terms of the Note or any Additional Loan Note, as the case may be), (B) any obligation to indemnify NexGen arising from the breach of any covenant, agreement, undertaking or condition contained in the Note or any Additional Loan Note, as the case may be, and (C) any fees, collection costs and attorneys’ fees and expenses as provided in the Note or any Additional Loan Note, as the case may be, or any extensions, renewals or amendments of any of the foregoing, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“Total Shares” shall mean up to 250,938 shares of ADA Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like).

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Colorado; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority or exercise of remedies of Pledgee’s security interest in any of the Pledged Shares or the Pledged Units is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Colorado, the term “UCC” shall mean the Uniform Commercial Code as adopted and in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or exercise of remedies and for purposes of definitions related to such provisions.

“Units” shall have the meaning ascribed to such term in the Operating Agreement.

2. Reservation of Pledged Shares; Pledge of Pledged Units.

a. Reservation of Pledged Shares; Covenant to Issue. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, at all times hereunder, Pledgor hereby reserves and sets aside from the authorized but unissued share capital of ADA, a number of Pledged Shares, free and clear of any Lien, sufficient to provide the Coverage Ratio. Upon the occurrence of an Event Of Default, and upon written notice from NexGen, ADA shall use its commercially reasonable efforts to promptly issue or cause to be issued in the name of NexGen, or its designee, a number of Pledged Shares sufficient to provide the Coverage Ratio, based upon the Deemed Value of such Pledged Shares. If the Deemed Value of such Pledged Shares is not sufficient to satisfy the Secured Obligations, the remaining amount of the Secured Obligations shall remain subject to the terms of this Agreement and the Guaranty. Upon such issuance of Pledged Shares, ADA and NexGen shall execute and deliver the Registration Rights Agreement.

b. Grant of Pledged Units and Pledged Shares. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Pledgor hereby pledges, grants and hypothecates to Pledgee for its benefit a security interest in the Pledged Shares and all of Pledgor’s right, title and interest in, to and under the Pledged Units and the Proceeds and products with respect to the foregoing, including, without limitation, all warrants, options, and other rights, contractual or otherwise, in respect thereof, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Pledged Units or the Pledged Shares.

c. Certificates. Subject to the terms and conditions hereof, all certificates and instruments, if any, representing or evidencing the Pledged Shares or the Pledged Units shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. Upon the occurrence of an Event Of Default, Pledgee shall have the right at any time, in its discretion and without further notice to Pledgor, to transfer to or register in the name Pledgee or any of its nominees any or all of the Pledged Units.

3. Limitations on Pledgee’s Rights and Obligations. As long as Pledgee holds Pledged Units as pledgee, it is expressly agreed by Pledgor that, anything herein to the contrary notwithstanding, (i) Pledgee shall not have any obligation or liability for the performance by Pledgor of its obligation as an equity holder of the Company by reason of or arising out of this Agreement or the granting to Pledgee of the security interest provided for herein or the receipt by Pledgee of any payment relating hereto, and (ii) Pledgee shall not be required or obligated in any manner to perform or fulfill any of the obligations of Pledgor in its capacity as an equity holder of the Company or to make any inquiry as to the nature or the sufficiency of any payment received by Pledgee or the sufficiency of any performance by any other party of any obligation owed to the Company, as the case may be, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

4. Representations and Warranties. Pledgor hereby represents and warrants to Pledgee as follows:

a. Title. Except for the security interest granted to Pledgee pursuant to this Agreement or otherwise under the terms of the Operating Agreement, Pledgor is the sole owner of the Pledged Units having good and marketable title thereto, free and clear of any and all Liens and any transfer restrictions affecting the Pledged Units.

b. No Other Security Interests. No Lien exists or will exist on any part of the Pledged Units. Upon issuance and delivery of the Pledged Shares, no Lien will exist on any part of the Pledged Shares.

c. Authorization All corporate action on the part of ADA necessary for the authorization, execution and delivery of this Agreement and the other Loan Documents, the performance of all obligations of ADA hereunder and thereunder, including, without limitation, the pledge of the Pledged Units and the authorization and reservation for issuance of the Pledged Shares has been taken, and, upon an Event Of Default, the issuance, sale and delivery of the Pledged Shares hereunder will be taken, and this Agreement and the other Loan Documents constitute valid and legally binding obligations of ADA, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

d. Valid Issuance of ADA Stock. The Pledged Shares have been duly and validly reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

e. Litigation. There is no action, suit, proceeding or investigation pending or, to the ADA’s knowledge, currently threatened in writing against ADA that questions the validity of this Agreement or the other Loan Documents, or the right of ADA to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or, except as disclosed in ADA’s quarterly report on Form 10-Q filed with the SEC on June 30, 2009, that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of ADA, financially or otherwise, or any change in the current equity ownership of ADA.

f. Compliance with Other Instruments. To the best of its knowledge, ADA is not in violation or default in any material respect of any provision of its certificate of incorporation or bylaws, or in any material respect of any instrument, judgment, order, writ, decree, contract, indenture, mortgage or agreement to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to ADA. The execution, delivery and performance of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract, indenture, mortgage or agreement or an event that results in the creation of any Lien upon any assets of ADA or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to ADA, its business or operations or any of its assets or properties.

g. Insurance. ADA has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

5. Covenants. Pledgor covenants and agrees with Pledgee that from and after the date of this Agreement and until the Secured Obligations are fully satisfied:

a. Further Assurances. At any time and from time to time, upon the written request of Pledgee, Pledgor will promptly and duly execute and deliver any and all such further instruments and documents as Pledgee may reasonably deem necessary to obtain the full benefits and security of this Agreement, including, without limitation, executing and filing such financing or continuation statements, securities account control agreements or amendments thereto, as may be necessary or desirable or that Pledgee may reasonably request in order to perfect, preserve and enforce the security interest created hereby. In the event Pledgor fails or refuses to promptly take such further action as may be requested by Pledgee under this Section 5a., in addition to and not in limitation of the provisions of Section 8 hereof, Pledgor hereby irrevocably appoints Pledgee as its attorney-in-fact with full power and authority in the place and stead of Pledgor and in the name of Pledgor to take any such action and execute any such documents and instruments to accomplish such further steps and actions as contemplated by the Section 5a.

b. Pledged Shares. Pledgor shall keep and maintain a number of Pledged Shares sufficient to satisfy the Coverage Ratio, validly authorized and reserved for issuance hereunder.

c. Registration Rights Agreement. Upon an Event Of Default and upon issuance and delivery of the Pledged Shares, ADA shall execute and deliver the Registration Rights Agreement and shall take or cause to be taken all such action as required by its terms.

d. Limitation on Liens on Pledged Units and Pledged Equity. Pledgor will not create, permit or suffer to exist, and will defend the Pledged Units and the Pledged Shares (upon issuance in accordance with the terms hereof), against and take such other action as is necessary to remove, any Lien on the Pledged Units and the Pledged Equity, as the case may be, except the Lien granted pursuant to this Agreement, and will defend the right, title and interest of Pledgee in and to any of Pledgor’s rights under the Pledged Units and the Pledged Shares against the claims and demands of all Persons whomsoever.

e. Possession of Pledged Equity Collateral. Pledgor shall deliver any and all additional certificates or other indicia of ownership of the Pledged Units and the Pledged Shares to Pledgee (including any other security, as an addition to, substitution for, or in exchange for any Pledged Units or Pledged Shares) within three business days after receipt by Pledgor and, upon Pledgee’s request, shall execute all pledge agreements, security agreements, stock powers, financing statements and all other documents that Pledgee deems necessary or advisable to grant Pledgee a valid, perfected first priority security interest in the Pledged Units and, upon issuance in accordance with the terms hereof, the Pledged Shares.

6. Voting Rights. Pledgee shall not be permitted to exercise any voting rights with respect to (i) the Pledged Units unless or until such time as an Event Of Default has occurred and is continuing, and (ii) the Pledged Shares unless or until such shares are issued to Pledgee hereunder in accordance with the terms hereof.

7. Remedies. If an Event Of Default has occurred and is continuing (and has not been rescinded or waived pursuant to the Note or any Additional Loan Note), in addition to, and not by way of limitation of, all rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations or otherwise available at law or in equity, without any other notice to or demand upon Pledgor, Pledgee shall have all rights and remedies, and shall comply fully in all material respects with the obligations of, a secured party under the UCC.

8. Power of Attorney. Pledgor hereby irrevocably appoints Pledgee as its attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event Of Default, with full power and authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee’s discretion, to take any action and execute any documents which Pledgee may deem necessary or desirable in connection with the terms and provisions of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor constituting or representing any payment on or any dividend or other distribution in respect of the Pledged Units or Pledged Shares or any part thereof and to give full discharge for the same. If Pledgor fails to perform any agreement or obligation contained herein, Pledgee itself may perform, or cause performance of, such agreement or obligation, and the reasonable expenses that Pledgee incurs in connection therewith shall be payable by Pledgor and deemed a part of the Secured Obligations. EACH POWER OF ATTORNEY AND PROXY HEREIN GRANTED, AND EACH NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE SECURED OBLIGATIONS.

9. Pledgor’s Obligation Absolute. The obligations of Pledgor under this Agreement shall be direct and immediate and not be conditional or contingent upon the pursuit of any other remedies against any Person or under any other instrument or agreement, nor against other security or liens available to Pledgee, or its respective successors, assigns or agents. Pledgor waives any right to require that an action be brought against any other Person or under any other instrument or agreement or to require that Pledgee resort to any security or to any balance of any deposit account or credit on the books of Pledgee in favor of any other Person or to require resort to rights or remedies hereunder prior to the exercise of any other rights or remedies of Pledgee hereunder or in connection with the other Loan Documents. The obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (i) any bankruptcy, insolvency, reorganization, arrangements, readjustment, composition, liquidation or the like of Pledgor or any affiliate of Pledgor; (ii) any exercise or nonexercise, or any waiver, by Pledgee of any rights, remedy, power or privilege under or in respect of the Secured Obligations, this Agreement, or any other Loan Document, or any security for any of the Secured Obligations (other than this Agreement); or (iii) any amendment to or modification of the Secured Obligations, this Agreement, or any other Loan Document or any security for any of the Secured Obligations (other than this Agreement), whether or not Pledgor shall have notice or knowledge of any of the foregoing, but nothing contained herein shall be deemed to authorize the amendment of any such documents to which Pledgor is a party without Pledgor’s prior written consent.

10. Security Interest Absolute. All rights of Pledgee, and all security interests and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any Loan Document executed and delivered in connection herewith; (ii) any change in the time, manner or place of payment of, or any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from any Loan Document; (iii) any increase in, addition to, exchange or release of, or non-perfection of any lien on or security interest in any other collateral or any release or amendment or waiver of or consent to departure from any security document or guaranty, for all or any of the Secured Obligations; or (iv) the absence of any action on the part of Pledgee to obtain payment or performance of the Secured Obligations from any other loan party.

11. Expenses. Pledgor will, upon demand, pay to Pledgee the amount of any and all reasonable expenses, including the disbursements and reasonable fees of Pledgee’s counsel and of any experts, consultants and agents, that Pledgee may incur in connection with (i) the administration of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Units or Pledged Shares; (iii) the exercise or enforcement of any of the rights of Pledgee hereunder; or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

12. Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and the benefits thereof shall inure to, the parties hereto and their respective successors and assigns.

13. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, sent by telecopier, overnight courier or deposited in the mail, postage prepaid, sent certified or registered, return receipt requested. Any notice so delivered personally or by telecopier shall be deemed to be received on the date of delivery or transmission by telecopier; any notice so sent by overnight courier shall be deemed to be received one (1) business day after the date sent; and any notice so mailed shall be deemed to be received on the date stamped on the receipt. Any party may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this section, but such change shall not be effective until notice of such change has been received by the other party. Initial addresses for notices are as follows:

To Pledgee:	NexGen Refined Coal Holdings, LLC
213 West 18th Street
Cheyenne, Wyoming 82001-4413
	Attention:	Thomas A. Ostlund
	Facsimile:	(303) 751-9210

To Pledgor:	ADA-ES, Inc.
8100 SouthPark Way, Unit B
Littleton, Colorado 80120
	Attention:	Mark McKinnies
	Facsimile:	(303) 734-0330

Any party may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this section, but such change shall not be effective until notice of such change has been received by the other parties.

14. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Pledgee in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

15. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereof and hereto were upon the same instrument.

16. No Waiver; Cumulative Remedies. Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Pledgee, and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Pledgee, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are in addition to any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Pledgee and, where applicable, by Pledgor.

17. Governing Law and Consent to Jurisdiction. The validity, construction and effect of this Agreement shall be governed by the laws of the State of Colorado, without regard to its laws regarding choice of applicable law.

18. Headings. Captions and headings in this Agreement are for convenience only and are not to be deemed part of this Agreement.

19. Termination. Upon satisfaction of the Secured Obligations, this Agreement shall terminate and be of no further force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on the date first set forth above.

PLEDGOR:

ADA-ES, INC.

By:	/s/ Mark H. McKinnies
Name:	Mark H. McKinnies
Title:	SVP & CFO

Agreed and accepted:

PLEDGEE:

NEXGEN REFINED COAL HOLDINGS, LLC

By:	/s/ Charles S. McNeil
Name:	Charles S. McNeil
Title:	President

Exhibit A

Registration Rights Agreement